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                                                              EXHIBIT 23A

                    CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration
Statements on Form S-8 (SEC File No. 33-15392, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, No. 33-49273, No. 33-
56987, No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915,
No. 333-48121, No. 333-50935, No. 333-50937, No. 333-50941, No. 333-
50943 and No. 333-67983), and Form S-3 (SEC File No. 333-06465, No. 333-
67139 and No. 333-34666) of The St. Paul Companies, Inc., of our reports dated February 16, 2000, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1999, and related schedules I through V, which reports appear or are incorporated by reference in the December 31, 1999 annual report on Form 10-K/A of The St. Paul Companies, Inc.



Minneapolis, Minnesota                            /s/ KPMG LLP
August 16, 2000                                    ------------
                                                      KPMG LLP